UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017 (March 15, 2017)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

This Current Report on Form 8-K includes as an exhibit an updated presentation (the “March Updated Earnings Presentation”) of CIT Group Inc. (the “Company”) of its fourth quarter 2016 financial results. The Updated Earnings Presentation is attached as Exhibit 99.1. The Company previously filed its earnings release for the fourth quarter of 2016 (the “Earnings Release”) and its presentation to analysts and investors on its financial results (the “Initial Earnings Presentation”) on its Form 8-K dated January 31, 2017. In the Earnings Release and the Initial Earnings Presentation, the Company reported that it would be making certain revisions to its financial statements in its Form 10-K for the year ended December 31, 2016 to correct for immaterial errors for the years ended December 31, 2015 and 2014, and for each of the quarters for the years ended December 31, 2016 and 2015. The Updated Earnings Presentation updates the Initial Earnings Presentation to reflect these revisions, as well as an increase of approximately $20 million to a goodwill impairment charge that was reported in the Earnings Release and the Initial Earnings Presentation. The revisions and the increase in the goodwill impairment charge, which were subsequently recorded in the Company’s Form 10-K for the year ended December 31, 2016, resulted in a net decrease in the Company’s net loss for the quarter ended December 31, 2016 of approximately $12 million ($0.06 per diluted share). Further information regarding these changes can be found in the summary of 2016 financial results and footnotes 29 and 30 to our financial statements in our Form 10K filed on March 15, 2017.

The March Presentation includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is included as a table to the Updated Earnings Presentation. The information included in Exhibit 99.2 shall not be considered filed for purposes of the Exchange Act. The Company also provides supplementary financial information on its website, which is not incorporated by reference in this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Presentation by CIT Group Inc. on March 15, 2017 regarding its Fourth Quarter 2016 Financial Results.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, (i) the risk that Bohai shareholders do not approve the transaction or the parties do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) the risk that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction, (iv) the risk that there are difficulties, delays or unexpected costs in separating Commercial Air from CIT or in implementing the transaction, (v) the risk of business disruption during the pendency of or following the transaction, including diversion of management time, (vi) the risk that CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that CIT is unsuccessful in implementing its strategy and business plan, (viii) the risk that CIT is unable to react to and address key business and regulatory issues, (ix) the risk that CIT is unable to achieve the projected revenue

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growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

Dated: March 15, 2017	By:	/s/ E. Carol Hayles
E. Carol Hayles
Executive Vice President & Chief Financial Officer

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